Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z Newton, Kansas 67114 (316) 283-6500

PARK AEROSPACE CORP. REPORTS SECOND QUARTER RESULTS

Newton, Kansas, Thursday, October 7, 2021…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2022 fiscal year second quarter ended August 29, 2021. As previously reported, Park completed the sale of its Electronics Business to AGC Inc. on December 4, 2018. Therefore, costs relating to the Electronics Business are reported as discontinued operations. Continuing operations discussed below refer to Park’s Aerospace Business unless otherwise indicated.

The Company will conduct a conference call to discuss its financial results and other matters at 11:00 a.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/ahtr5shb at 11:00 a.m. EDT today. The presentation materials will also be available at approximately 9:00 a.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Continuing Operations:

Park reported net sales of $13,618,000 for the 2022 fiscal year second quarter ended August 29, 2021 compared to $9,250,000 for the 2021 fiscal year second quarter ended August 30, 2020 and $13,594,000 for the 2022 fiscal year first quarter ended May 30, 2021. Park’s net sales from continuing operations for the six months ended August 29, 2021 were $27,212,000 compared to $21,463,000 for the six months ended August 30, 2020. Net earnings from continuing operations for the 2022 fiscal year second quarter were $2,022,000 compared to $1,151,000 for the 2021 fiscal year second quarter and $2,745,000 for the 2022 fiscal year first quarter. Net earnings from continuing operations were $4,767,000 for the current year’s first six months compared to $3,123,000 for last year’s first six months.

Net earnings from continuing operations before special items for the 2022 fiscal year second quarter were $2,192,000 compared to $1,151,000 for the 2021 fiscal year second quarter and $2,759,000 for the 2022 fiscal year first quarter. Net earnings from continuing operations before special items for the six months ended August 29, 2021 were $4,951,000 compared to $3,123,000 for last fiscal year’s first six months.

Adjusted EBITDA from continuing operations for the 2022 fiscal year second quarter was $3,232,000 compared to $1,418,000 for the 2021 fiscal year second quarter and $4,104,000 for the 2022 fiscal year first quarter. Adjusted EBITDA from continuing operations for the current year’s first six months was $7,336,000 compared to $3,782,000 for last year’s first six months.

The Company recorded pretax restructuring charges of $170,000 in the 2022 fiscal year second quarter and $14,000 in the 2022 fiscal year first quarter, primarily for the costs in connection with exiting the Park Aerospace Technologies Asia Pte. Ltd idle facility in Singapore.

Park reported basic and diluted earnings per share from continuing operations of $0.10 for the 2022 fiscal year second quarter compared to $0.06 for the 2021 fiscal year second quarter and $0.13 for the 2022 fiscal year first quarter. Basic and diluted earnings per share from continuing operations before special items were $0.11 for the 2022 fiscal second quarter compared to $0.06 for the 2021 fiscal year’s second quarter and $0.14 and $0.13, respectively, for basic and diluted earnings per share from continuing operations before special items for the 2022 fiscal year first quarter.

Park reported basic and diluted earnings per share from continuing operations of $0.23 for the 2022 fiscal year’s first six months compared to $0.15 for the 2021 fiscal year’s first six months. Basic and diluted earnings per share from continuing operations before special items were $0.24 for the 2022 fiscal year’s first six months compared to $0.15 for the 2021 fiscal year’s first six months.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada, and (765) 507-2654 in other countries. The required passcode for attendance by phone is 5957093.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Wednesday, October 13, 2021. The conference call replay will be available at https://edge.media-server.com/mmc/p/ahtr5shb and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (855) 859-2056 in the United States and Canada, and (404) 537-3406 in other countries. The required passcode for accessing the replay by phone is 5957093.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring charges. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (undergoing development) and lightning strike materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			26 Weeks Ended

	August 29, 2021	August 30, 2020	May 30, 2021	August 29, 2021	August 30, 2020
Sales	$13,618	$9,250	$13,594	$27,212	$21,463

Net Earnings before Special Items[1]	$2,192	$1,151	$2,759	$4,951	$3,123
Special Items, Net of Tax:
Restructuring Charges	(170)	-	(14)	(184)	-
Net Earnings from Continuing Operations	$2,022	$1,151	$2,745	$4,767	$3,123

Loss from Discontinued Operations, Net of Tax	$-	$(197)	$-	$-	$(212)

Net Earnings	$2,022	$954	$2,745	$4,767	$2,911

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.11	$0.06	$0.14	$0.24	$0.15
Special Items:
Restructuring Charges	(0.01)	-	(0.01)	(0.01)	-
Basic Earnings per Share from Continuing Operations	$0.10	$0.06	$0.13	$0.23	$0.15

Basic Loss per Share from Discontinued Operations	-	(0.01)	-	-	(0.01)

Basic Earnings per Share	$0.10	$0.05	$0.13	$0.23	$0.14

Diluted Earnings before Special Items[1]	$0.11	$0.06	$0.13	$0.24	$0.15
Special Items:
Restructuring Charges	(0.01)	-	-	(0.01)	-
Diluted Earnings per Share from Continuing Operations	$0.10	$0.06	$0.13	$0.23	$0.15

Diluted Loss per Share from Discontinued Operations	-	(0.01)	-	-	(0.01)

Diluted Earnings per Share	$0.10	$0.05	$0.13	$0.23	$0.14

Weighted Average Shares Outstanding:
Basic	20,397	20,381	20,383	20,390	20,392
Diluted	20,485	20,433	20,710	20,597	20,447

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	August 29, 2021	February 28, 2021
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$112,842	$116,542
Accounts Receivable, Net	8,481	7,633
Inventories	4,821	4,794
Prepaid Expenses and Other Current Assets	3,122	3,372
Total Current Assets	129,266	132,341

Fixed Assets, Net	23,212	21,130
Operating Right-of-use Assets	76	103
Other Assets	9,942	9,938
Total Assets	$162,496	$163,512

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$2,515	$3,300
Accrued Liabilities	1,395	1,708
Operating Lease Liability	8	33
Income Taxes Payable	3,002	2,952
Total Current Liabilities	6,920	7,993

Long-term Operating Lease Liability	89	86
Non-current Income Taxes Payable	12,623	14,303
Deferred Income Taxes	1,168	778
Other Liabilities	4,478	4,411
Total Liabilities	25,278	27,571

Shareholders’ Equity	137,218	135,941

Total Liabilities and Shareholders' Equity	$162,496	$163,512

Additional information
Equity per Share	$6.72	$6.67

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			26 Weeks Ended

	August 29, 2021	August 30, 2020	May 30, 2021	August 29, 2021	August 30, 2020

Net Sales	$13,618	$9,250	$13,594	$27,212	$21,463

Cost of Sales	9,207	6,612	8,122	17,329	15,151

Gross Profit	4,411	2,638	5,472	9,883	6,312
% of net sales	32.4%	28.5%	40.3%	36.3%	29.4%

Selling, General & Administrative Expenses	1,488	1,552	1,648	3,136	3,182
% of net sales	10.9%	16.8%	12.1%	11.5%	14.8%

Restructuring Charges	170	-	14	184	-
% of net sales	1.2%	0.0%	0.1%	0.7%	0.0%

Earnings from Continuing Operations	2,753	1,086	3,810	6,563	3,130

Interest and Other Income:
Interest Income	89	525	117	206	1,181

Earnings from Continuing Operations before Income Taxes	2,842	1,611	3,927	6,769	4,311

Income Tax Provision	820	460	1,182	2,002	1,188

Net Earnings from Continuing Operations	2,022	1,151	2,745	4,767	3,123
% of net sales	14.8%	12.4%	20.2%	17.5%	14.6%

Loss from Discontinued Operations, Net of Tax	-	(197)	-	-	(212)

Net Earnings	$2,022	$954	$2,745	$4,767	$2,911
% of net sales	14.8%	10.3%	20.2%	17.5%	13.6%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended August 29, 2021			13 Weeks Ended August 30, 2020			13 Weeks Ended May 30, 2021
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Restructuring Charges	170	(170)	-	-	-	-	14	(14)	-
% of net sales	1.2%		0.0%	0.0%		0.0%	0.1%		0.0%

Earnings from Continuing Operations	2,753	170	2,923	1,086	-	1,086	3,810	14	3,824
% of net sales	20.2%		21.5%	11.7%		11.7%	28.0%		28.1%

Interest Income	89	-	89	525	-	525	117	-	117
% of net sales	0.7%		0.7%	5.7%		5.7%	0.9%		0.9%

Earnings from Continuing Operations before Income Taxes	2,842	170	3,012	1,611	-	1,611	3,927	14	3,941
% of net sales	20.9%		22.1%	17.4%		17.4%	28.9%		29.0%

Income Tax Provision	820	-	820	460	-	460	1,182	-	1,182
Effective Tax Rate	28.9%		27.2%	28.6%		28.6%	30.1%		30.0%

Net Earnings from Continuing Operations	2,022	170	2,192	1,151	-	1,151	2,745	14	2,759
% of net sales	14.8%		16.1%	12.4%		12.4%	20.2%		20.3%

Loss from Discontinued Operations	-		-	(197)		(197)	-	-	-
% of net sales	0.0%		0.0%	-2.1%		-2.1%	0.0%		0.0%

Net Earnings	2,022	170	2,192	954	-	954	2,745	14	2,759
% of net sales	14.8%		16.1%	10.3%		10.3%	20.2%		20.3%

Net Earnings			2,192			954			2,759
Addback Discontinued Operations and non-cash expenses:
Loss from Discontinued Operations			-			197			-
Income Tax Provision			820			460			1,182
Interest Income			(89)			(525)			(117)
Depreciation			235			282			216
Stock Option Expense			74			50			64
Adjusted EBITDA			3,232			1,418			4,104

Reconciliation of non-GAAP financial measures - continued (in thousands – unaudited):

	26 Weeks Ended August 29, 2021			26 Weeks Ended August 30, 2020
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Restructuring Charge	184	(184)	-	-	-	-
% of net sales	0.7%		0.0%	0.0%		0.0%

Earnings from Continuing Operations	6,563	184	6,747	3,130	-	3,130
% of net sales	24.1%		24.8%	14.6%		14.6%

Interest Income	206	-	206	1,181	-	1,181
% of net sales	0.8%		0.8%	5.5%		5.5%

Earnings from Continuing Operations before Income Taxes	6,769	184	6,953	4,311	-	4,311
% of net sales	24.9%		25.6%	20.1%		20.1%

Income Tax Provision	2,002	-	2,002	1,188	-	1,188
Effective Tax Rate	29.6%		28.8%	27.6%		27.6%

Net Earnings from Continuing Operations	4,767	184	4,951	3,123	-	3,123
% of net sales	17.5%		18.2%	14.6%		14.6%

Loss from Discontinued Operations	-	-	-	(212)	-	(212)
% of net sales	0.0%		0.0%	-1.0%		-1.0%

Net Earnings	4,767	184	4,951	2,911	-	2,911
% of net sales	17.5%		18.2%	13.6%		13.6%

Net Earnings			4,951			2,911
Addback Discontinued Operations and non-cash expenses:
Loss from Discontinued Operations			-			212
Income Tax Provision			2,002			1,188
Interest Income			(206)			(1,181)
Depreciation			451			559
Stock Option Expense			138			93
Adjusted EBITDA			7,336			3,782